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                                                                    EXHIBIT 10.6

                                 TFC LETTERHEAD

Textron Financial Corporation                            333 East River Drive
Subsidiary of Textron Inc.                               Suite 104
                                                         East Hartford, CT 06108
                                                         (860) 282-7776 Phone
                                                         (860) 282-9053 Fax

Robert E. Mead, Chief Executive Officer
Silverleaf Resorts, Inc..
1221 Riverbend Drive, Suite 105

Dallas, TX  75221

July 30, 2004

RE: $71,000,000 credit facility [Tranche B] (the "Loan") provided to Silverleaf Resorts, Inc. ("Borrower") pursuant to that certain Amended and Restated Loan, Security and Agency Agreement dated as of April 30, 2002, as amended, by and among Silverleaf Resorts, Inc., the parties, including Textron Financial Corporation, a Delaware Corporation, which execute and deliver the Agreement, in their respective capacities as lenders, and Textron Financial Corporation, as Facility Agent and Collateral Agent (the "Loan Agreement")

Dear Bob:

Reference is hereby made to the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

This letter shall confirm that, in connection with the amendments to the Sovereign Facility, dated as of July 30, 2004, the List of Sovereign Documents attached to the Loan Agreement is hereby modified, effective as of July 30, 2004, so that Schedule 1.l(iiii) is deleted in its entirety and in its place is substituted the attached Amended Schedule 1.l(iiii).

This Letter Agreement shall also confirm that the definition of "Collateral" in the Loan Agreement is hereby modified, effective as of July 30, 2004, so that
Section 1.1(p)(x) is deleted in its entirety and in its place is substituted the following:

      "(x) All collateral under the Additional Credit Facility, the Tranche C Facility, the Inventory Loan and the Sovereign Facility, as each such term is herein defined, except the Inventory Mortgages that are collateral for the Sovereign Facility, as that term (Inventory Mortgages) is defined in the Inventory and Receivables Revolving Credit Agreement, dated as of July 30, 2004, among Silverleaf Resorts, Inc., Sovereign, as agent, and Sovereign and any other lending institutions that may become party thereto as lenders, as amended, amended and restated, or modified and in effect from time to time ;"

In addition, this Letter Agreement shall confirm that the Loan Agreement is hereby modified, effective as of July 30, 2004, so that Section 3 is hereby amended in part to add the following

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new paragraph:

      "3.14 Heller Receivables Collateral. Immediately upon repayment of the Heller Facility, the Borrower hereby covenants and agrees that the Borrower will grant to the Agent, for the benefit of the Lenders, a first priority security interest in all of the Notes Receivable and the Mortgages (each such term as defined in the Heller Documents) pledged to Heller to secure the Heller Facility immediately prior to the repayment in full of such Heller Facility (the "Heller Receivables Collateral"). The Borrower hereby covenants and agrees that, prior to repayment in full of the Heller Facility, the Borrower will not, and will not permit any of its Subsidiaries to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon the Heller Receivables Collateral, other than in favor of Heller pursuant to the Heller Documents. The Agent and the Lenders hereby acknowledge that the Borrower has agreed to grant an identical and equal priority lien on the Heller Receivables Collateral to Sovereign. The Agent and the Lenders hereby acknowledge and agree that (a) until such time as the Heller Facility has been repaid in full, the Agent and the Lenders have no title or interest in the Heller Receivables Collateral and (b) Heller has no duty or obligations to the Agent and the Lenders with respect to the Heller Receivables Collateral.

            Notwithstanding the foregoing, in the event that in order to raise the funds necessary to repay the Heller Facility, the Borrower intends to sell the Heller Receivables Collateral into a securitization or to refinance the Heller Facility and pledge the Heller Receivables Collateral to the lender providing such refinancing, the Agent and the Lenders hereby acknowledge and agree that the Agent and the Lenders shall have no claim with respect to such Notes Receivables under this Section 3.14 to the extent such Notes Receivable are sold into such a securitization or pledged to a lender providing a new revolving credit facility permitted by the terms of this Agreement; provided however, that in the event that the proceeds of the Heller Receivables Collateral received by the Borrower from such sale or refinancing of the Heller Receivables Collateral exceed the Borrower's outstanding obligations under the Heller Facility, then, subject to the terms of the Intercreditor Agreement, the Borrower shall deliver any such excess proceeds to the Agent and any such proceeds shall be applied to reduce the principal of the Loans.

            The Borrower hereby agrees to take, at its sole cost and expense, such steps as the Agent may request to deliver the Heller Receivables Collateral to the Agent and to create and perfect the Agent's first priority security interest therein."

This Letter Agreement ("Letter Agreement") may be executed in two or more counterparts, all of which together shall be considered a single instrument. Delivery of an executed counterpart of a signature page to this Letter Agreement by facsimile shall be effective as delivery of a manually

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executed counterpart of this Letter Agreement.

Except as expressly set forth herein, this Letter Agreement does not constitute an amendment or waiver of any term or condition of the Loan, and all such terms and conditions shall remain in full force and effect.

Please confirm your acknowledgement of and agreement with the terms of this Letter Agreement by signing in the appropriate space below.

                                                  Very truly yours,
                                                  TEXTRON FINANCIAL CORPORATION,
                                                  A Delaware corporation

                                                  /s/ John D'Annibale
                                                  ------------------------------
                                                  By:  John D'Annibale
                                                  Its: V.P.

The undersigned party acknowledges its agreement with the terms and conditions of this Letter Agreement:

                                                  SILVERLEAF RESORTS, INC.

                                                  /s/ Robert E. Mead
                                                  ------------------------------
                                                  By:  Robert E. Mead
                                                  Its: CEO